KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                    France

                                                 October 27, 2000



E.I.I. Realty Securities Trust
667 Madison Avenue, 16th Floor
New York, New York  10021

                  Re:      E.I.I. Realty Securities Trust
                           File No. 333-45959
                           -------------------------------

Gentlemen:

         We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-45959 on Form N-1A.

                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP